Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Black Stone Minerals, L.P.

Houston, Texas

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Black Stone Minerals, L.P. of our report dated March 18, 2015, relating to (i) the consolidated financial statements of Black Stone Minerals Company, L.P. and Subsidiaries and (ii) the balance sheet of Black Stone Minerals, L.P. as of December 31, 2014, which appear in the Registration Statement on Form S-1 of Black Stone Minerals, L.P., as amended, originally filed March 19, 2015.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

Houston, Texas
May 6, 2015